Exhibit 31.1

CERTIFICATION

I, David W. Mann, the Chief Executive Officer and Chief Financial Officer of First Financial Coporation, certify that:

            1.         I have reviewed this Amendment No. 1 on Form 10-KSB/A to the Annual Report on Form 10-KSB of First Financial Corporation ; and

            2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:    April 30, 2007                                            /s/ David W. Mann
                                                                                       David W. Mann
                                                                              Chief Executive Officer and Chief Financial Officer